Amendment #5
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE January 1, 2005
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
RGA REINSURANCE COMPANY
(THE REINSURER)

The primary purpose of this amendment is to change the substandard adjustment factor.  THE COMPANY and THE REINSURER have by their respective officers agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of January 1, 2005.

1.	Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings set forth in the Agreement.

2.	Amendment of Schedule B, Section 2. Schedule B, Section 2, ‘SUBSTANDARD ANNUAL REINSURANCE PREMIUMS’, is hereby deleted in its entirety and replaced with the following:

[REDACTED]

3.
Effect of Amendment.  This Amendment #5 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein.  The Agreement, as amended by this Amendment #5, is and shall continue to be in full force and effect in accordance with its terms.

4.	Counterparts. This Amendment #5 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

Y-UL/VULII-2005-RGA-PICA-5

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #5 in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of January 1, 2005.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	RGA REINSURANCE COMPANY
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

Y-UL/VULII-2005-RGA-PICA-5